NOTICE OF GUARANTEED DELIVERY
                              FOR
                   TENDER OF ALL OUTSTANDING
       $1.98 NO PAR SERIAL PREFERRED STOCK, SERIES 1992
                        IN EXCHANGE FOR
      _____% QUARTERLY INCOME DEBT SECURITIES (QUIDS SM)
     (JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES,
                      SERIES A, DUE 2025)

                              of

                          PACIFICORP

     Registered holders of outstanding $1.98 No Par Serial Preferred Stock, Series 1992 (the "Series 1992 Preferred Stock") of PacifiCorp (the "Company") who wish to tender Series 1992 Preferred Stock in exchange for the Company's _____% Junior Subordinated Deferrable Interest Debentures, Series A, due 2025 (the "Debentures"), on a basis of $25 principal amount of Debentures for each share of Series 1992 Preferred Stock (liquidation preference $25 per share) accepted for exchange, on the terms and subject to the conditions set forth in the Company's Prospectus, dated April ___, 1995 (the "Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal") and, in each case, whose Series 1992 Preferred Stock is not immediately available or who cannot deliver their Series 1992 Preferred Stock and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York (the "Exchange Agent") prior to the Expiration Date or comply with book-entry procedures on a timely basis, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer
- -- Procedures for Tendering -- Guaranteed Delivery " in the
Prospectus.

         The Exchange Agent for the Exchange Offer is:
                     The Bank of New York

By Hand or Overnight Courier:                By Mail:

    The Bank of New York               The Bank of New York
     101 Barclay Street                    PO Box 11248
     New York, NY  10286               Church Street Station
Attention:  Tender and Exchange         New York, NY  10286
  Receive and Deliver Window,     Attention:  Tender and Exchange
        Street Level

                         By Facsimile:

               (For Eligible Institutions Only)
                        (212) 815-6213

                 Confirm Receipt of Notice of
               Guaranteed Delivery by Telephone:
                        (800) 507-9357

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

     The undersigned hereby tenders the number of shares of Series 1992 Preferred Stock indicated below, upon the terms and subject to the conditions contained in the Prospectus, dated April ___, 1995, of PacifiCorp (the "Prospectus"), receipt of which is hereby acknowledged. If the space provided below is inadequate, the Certificate Number(s) and Number of Shares should be listed on a separate signed schedule affixed hereto.



      DESCRIPTION OF SERIES 1992 PREFERRED STOCK TENDERED

- -----------------------------------------------------------------
                  SERIES 1992 PREFERRED STOCK
- -----------------------------------------------------------------
     Name and address of
  registered holder as it        Certificate       Certificate
       appears on the             Number(s)         Number(s)
     Certificate(s) for           of Series         of Series
Series 1992 Preferred Stock     1992 Preferred    1992 Preferred
       (Please Print)           Stock Tendered*   Stock Tendered*
- -----------------------------------------------------------------

                                ---------------------------------

                                ---------------------------------

                                ---------------------------------

                                ---------------------------------

                                ---------------------------------

- -----------------------------------------------------------------
*    Need not be completed by holders of Series 1992 Preferred
     Stock tendered by book-entry transfer.

** Unless otherwise indicated, the holder will be deemed to have tendered the full number of shares of Series 1992
     Preferred Stock represented by the tendered certificates.

           THE FOLLOWING GUARANTEE MUST BE COMPLETED




                     GUARANTEE OF DELIVERY
           (Not to be used for signature guarantee)

          The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above the certificate(s) representing the Series 1992 Preferred Stock, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

______________________________  ______________________________
         Name of Firm               Authorized Signature

______________________________  ______________________________
            Address                        Title

______________________________  Name:_________________________
           Zip Code                   (Please Type or Print)

Area Code and
  Telephone Number: __________  Dated: _______________________



NOTE:     DO NOT SEND CERTIFICATES FOR SERIES 1992 PREFERRED
          STOCK WITH THIS NOTICE OF GUARANTEED DELIVERY.
          CERTIFICATES FOR SERIES 1992 PREFERRED STOCK SHOULD
          BE SENT WITH YOUR LETTER OF TRANSMITTAL.